SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

16633 Dallas Parkway, Suite 250 Addison, TX	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  972-218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 18, 2013, Wound Management Technologies, Inc. (the “Company”), entered into a funding agreement (the “Funding Agreement”) with certain of its existing shareholders or representatives thereof (the “Investors”), pursuant to which the Investors committed to purchasing, at a price of $70.00 per share, an aggregate of $2,400,000 of the Company’s Series C Convertible Preferred Stock. The closing of the transactions contemplated by the Funding Agreement is subject to the entry by the Investors and the Company into final subscription agreements. No single Investor’s obligation to fund under the Funding Agreement is contingent upon funding by any other Investor.

Item 9.01.                       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Funding Agreement dated December 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: December 19, 2013	By:	/s/ Robert Lutz, Jr.
Robert Lutz, Jr., Chief Executive Officer